UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-947-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Park-Ohio Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	333-43005	34-6520107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-947-2000

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annually, the Chief Executive Officer and any other executive officer of Park-Ohio Holdings Corp. (the "Company") selected by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") are entitled to participate in the Park-Ohio Holdings Corp. Annual Cash Bonus Plan (the "Plan"). Under the terms of the Plan, the Chief Executive Officer and any other selected executive officer would be eligible to receive an annual cash bonus depending on the Company’s performance against specific objective performance measures established by the Compensation Committee. In recent years, only the Chief Executive Officer has participated in the Plan, while other executive officers have received discretionary cash bonuses. For 2008, the Chief Executive Officer is entitled to a bonus award equal to 4% of the Company’s consolidated income before taxes.

On February 10, 2009, given market conditions, the Chief Executive Officer voluntarily waived his right to receive $600,000 of his bonus award under the Plan for 2008.

The Compensation Committee may, in the future, grant substantial equity awards from shares, currently available under the Company’s long term incentive plan, to the Chief Executive Officer and/or other executive officers to further align the executives’ interests with those of our shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

February 10, 2009	By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary

Park-Ohio Industries, Inc.

February 10, 2009	By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary